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                                                                  Exhibit 10.1

                              AMENDED AND RESTATED
                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                             1991 STOCK OPTION PLAN


I.  ESTABLISHMENT OF PLAN; DEFINITIONS

        1.  Purpose.  The purpose of the Information Management Associates, Inc.
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1991 Stock Option Plan is to provide an incentive to key Employees of
Information Management Associates, Inc. (the "Corporation") and its Affiliates who are in a position to contribute materially to the long-term success of the Corporation and/or its Affiliates, to increase their interest in the welfare of the Corporation and its Affiliates, and to aid in attracting and retaining Employees of outstanding ability.

        2.  Definitions.  Unless the context clearly indicates otherwise, the
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following terms shall have the meanings set forth below:

            a. "Affiliate" shall mean any parent or subsidiary of the Corporation which meets the requirements of Section 425 of the Code.

            b.  "Board" shall mean the Board of Directors of the Corporation.

            c. "Cause" shall mean repeated failure to properly perform assigned duties, gross negligence, insubordination, commission of a felony, or any act injurious to the Corporation involving dishonesty or breach of any duty of confidentiality or loyalty.

            d. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

            e. "Corporation" shall mean Information Management Associates, Inc., a Connecticut corporation.

            f. "Disability" shall mean a medically determinable physical or mental condition which causes an Employee to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

            g. "Employee" shall mean any employee, including officers, of the Corporation and its Affiliates, as determined under the Code and the Treasury Regulations thereunder.
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            h.  "Fair Market Value" shall mean, on any date, the fair market value of the Stock on that date as determined by the Board.

            i. "Grantee" shall mean an Employee granted a Stock Option under this Plan.

            j. "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

            k. "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

            l. "Plan" shall mean the Information Management Associates, Inc. 1991 Stock Option Plan as set forth herein and as amended from time to time.

            m. "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation's Common Stock.

            n. "Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

            o. "Stock Option Agreement" shall mean the written instrument evidencing the grant of one or more Stock Options under the Plan and which contains the terms and conditions applicable to such grant.

            p. "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its Affiliates.

        3.  Shares of Stock Subject to the Plan.  Subject to the provisions of
            -----------------------------------
Paragraph 2 of Part IV, the Stock which may be issued or transferred pursuant to Stock Options granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 400,000 shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options.

        There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-

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Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

         4.  Administration of the Plan.  The Plan shall be administered by the
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Board.  Subject to the express provisions of the Plan, the Board shall have authority to grant Stock Options under the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option Agreements, and to make all other determinations necessary or advisable for the administration of the Plan. In addition, the Board shall have the authority to delegate any of its duties and responsibilities under the Plan to such committee(s) as it shall determine. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Board.

         5.  Amendment or Termination. The Board may, at any time, alter, amend,
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suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted and no amendment, without the approval of the stockholders of the Corporation, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate (except as otherwise provided herein), materially increase the benefits accruing to Grantees under the Plan, change the class of Employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

         6.  Effective Date and Duration of the Plan.  The Plan shall become
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effective on October 29, 1991 or such earlier date as it is adopted by the
Board, subject to the approval by the stockholders of the Corporation. This Plan shall terminate ten years from the date it becomes effective, and no Stock option may be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.


II.  INCENTIVE STOCK OPTION PROVISIONS

         1.  Granting of Incentive Stock Options.
             -----------------------------------

             a. Only key Employees of the Corporation or its Affiliates, shall be eligible to receive Incentive Stock Options under the Plan.

             b. The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the

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     date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

             c. No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

             d. The Board shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

             e. Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Corporation and its Affiliates) shall not exceed $100,000.

             f. The Board, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board or necessary to qualify its grants under the provisions of Section 422A of the Code.

             g. The Board may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Board without regard to the existing Incentive Stock Options or other options.

         2.  Exercise of Incentive Stock Options. The option price of an
             -----------------------------------
Incentive Stock Option shall be payable on exercise of the option in cash or by check, bank draft or postal or express money order. The Board, in its discretion, may permit a Grantee to

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make partial or full payment of the exercise price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the exercise price as provided above shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Board may determine.

         In the absence of any other action by the Board, all Incentive Stock Options shall become exercisable in equal installments over a period of five years calculated from the date of grant.

         3.  Termination of Employment.  Except as provided otherwise in the
             -------------------------
applicable Stock Option Agreement (in which case the Stock Option Agreement shall control over the provisions of this paragraph 3):

             a. If a Grantee's employment is terminated, including termination by retirement at or after age 65 or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 65 or death) the terms of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment, and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

             b. If a Grantee's employment is terminated for Cause or if the Grantee shall have voluntarily terminated employment other than by retirement at or after age 65, the term of any then outstanding Incentive Stock Option held by the Grantee shall terminate immediately and shall not be exercisable after the date of termination of employment.

             c. If a Grantee's employment is terminated by death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during the three month period following his death to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies within three months after his retirement without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such three month period to exercise such options in whole or in part. The number of shares of Stock in respect of which an Incentive Stock Option may be exercised after a Grantee's death shall be the number of shares in respect of which such option could be exercised

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     as of the date of the Grantee's death or retirement, whichever occurs first. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such option would otherwise expire.

             d. The Board may grant a leave of absence to any Grantee for purposes of continuing such Grantee's employment with the Corporation or its Affiliates.


III. NON-QUALIFIED STOCK OPTION PROVISIONS

         1.  Granting of Non-Qualified Stock Options.
             ---------------------------------------

             a. Key Employees of the Corporation or its Affiliates, shall be eligible to receive Non-Qualified Stock Options under the Plan.

             b. The Board shall determine and designate from time to time those Employees who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

             c. The Board may grant at any time new Non-Qualified Stock Options to an Employee who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

             d. When granting a Non-Qualified Stock Option, the Board shall determine the purchase price of the Stock subject thereto.

             e. The Board, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board.

             f. No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

         2.  Exercise of Non-Qualified Stock Options. The option price of a Non-
             ---------------------------------------
Qualified Stock Option shall be payable on exercise of the option in cash or by check, bank draft or postal or express

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money order.  The Board, in its discretion, may permit a Grantee to make partial or full payment of the exercise price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the exercise price as provided above shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificates(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Board may determine.

         In the absence of any other action by the Board, all Non-Qualified Stock Options shall become exercisable in equal installments over a period of five years calculated from the date of grant.

         3.  Termination of Employment.  Except as provided otherwise in the
             -------------------------
applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this paragraph 3):

             a. If a Grantee's employment is terminated, including termination by retirement at or after age 65 or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 65 or death), the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

             b. If a Grantee's employment is terminated for Cause or if the Grantee shall have voluntarily terminated employment other than by retirement at or after age 65, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall terminate immediately and shall not be exercisable after the date of termination of employment.

             c. If a Grantee's employment is terminated by death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have right during the three month period following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies within three months after his retirement without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such three month period to exercise such options in whole or in part. The number of shares of Stock in respect of which a Non-Qualified Stock Option may be exercised after a Grantee's death shall be

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    the number of shares of Stock in respect of which such option could be exercised as of the date of the Grantee's death or retirement, whichever first occurs. In no event may the period for exercising a Non-Qualified Stock Option extend beyond the date on which such option would otherwise expire.

             d. The Board may grant a leave of absence to any Grantee for purposes of continuing such Grantee's employment with the Corporation or its Affiliates.


IV. GENERAL PROVISIONS

        1.   Adjustments Upon Changes in Capitalization.
             ------------------------------------------

             a. If the shares of Stock outstanding are changed in number or class by reason of a split-up, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of common stock other than a cash dividend, then the Board shall adjust,

                  (1) the aggregate number and class of shares or other securities that may be issued or transferred pursuant to Paragraph 3 of
        Part I,

                  (2) the number and class of shares or other securities which are issuable under outstanding Stock Options, and

                  (3) the purchase price to be paid per share under outstanding Stock Options.

             Adjustment under the foregoing paragraph shall be made in an equitable manner by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive.

             b. In case the Corporation is merged or consolidated with another corporation and the Corporation is not the surviving corporation, or in case of the sale of all or substantially all of the property of the Corporation, or in case of a dissolution or liquidation of the Corporation, the Board or the board of directors of any corporation assuming the obligations of the Corporation hereunder, may, as to outstanding Stock Options, (i) provide for the substitution on an equitable basis of other stock of the Corporation or of the merged, consolidated or otherwise reorganized corporation for the Stock which was otherwise issuable upon exercise of such outstanding Stock Options, and adjust the number and kind of shares covered by such Stock Options and the option price per share, or (ii) upon written notice to the Grantees, provide

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    that all unexercised Stock Options as of the date specified in such notice will be terminated, in which case the Board may, in its discretion, give Grantees the right, during the period preceding such termination, to exercise Stock Options as to all or any part of the shares covered thereby, including shares as to which such Stock Option would not otherwise be exercisable.

        2.  General.
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            a.   Each Stock Option shall be evidenced by a Stock Option
    Agreement.

            b. The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained as an Employee of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

            c. No Employee, and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the exercise of any Stock Option.

            d. No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

            e. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

                 (1) Any registration or other qualification of such shares under any state or federal or state law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

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                 (2)  The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

                 (3) Each stock certificate issued pursuant to a Stock Option shall bear the following legend:

            "The transferability of this certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Information Management Associates, Inc. Corporation 1991 Stock Option Plan, and an Agreement between the registered owner of such Stock and Information Management Associates, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Information Management Associates, Inc."

                 (4) The Grantee shall agree to be bound by, and the Stock issued by him shall be subject to, a certain amended and restated Shareholders Agreement dated October 29, 1991 among the shareholders of the Corporation and the Corporation, and any subsequent amendments to such Shareholders Agreement, and the Stock issued to the Grantee shall contain any legend required under said Shareholders Agreement.

            f. All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

            g. In the case of a grant of a Stock Option to any Employee of an Affiliate of the Corporation, the Corporation may, if the Board so directs, issue or transfer the shares, if any, covered by the Stock Option to the Affiliate, for such lawful consideration as the Board may specify, upon the condition or understanding that the Affiliate will transfer the shares to the Employee in accordance with the terms of the

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Stock Option specified by the Board pursuant to the provisions of the Plan.

             h. A grantee entitled to Stock as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefore and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided herein. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

             i. The grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable Connecticut corporate law relating to such grant or exercise.

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